EXHIBIT 32.2

Section 1350 Certifications
CERTIFICATE OF CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Peter Mills, Chief Financial Officer of Mayfair Mining & Minerals, Inc., certify that the Annual Report on Form 10-K (the "Report") for the year ended March 31, 2010, filed with the Securities and Exchange Commission on the date hereof:

(i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Mayfair Mining & Minerals, Inc.

By: /S/ PETER MILLS
Peter Mills,Chief Financial Officer and Principal Accounting Officer

Dated:  July 15, 2011

A signed original of this written statement required by Section 906 has been provided to Mayfair Mining & Minerals, Inc. and will be retained by Mayfair Mining & Minerals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.